                                                                    EXHIBIT 10.3


                            SUBORDINATION AGREEMENT

     THIS SUBORDINATION AGREEMENT is dated as of October __, 1996 and is by and among FRIEDMAN'S INC. ("Friedman's"), each of the Lenders from time to time party to the Loan Agreement (as defined below) and LASALLE NATIONAL BANK, as Agent for such Lenders ("Agent").

                              W I T N E S S E T H:

     WHEREAS, Crescent Jewelers, a California corporation ("Borrower"), is indebted to Friedman's, as evidenced by a Loan and Security Agreement (the "Friedman's Agreement") and Note, each dated of even date herewith (together with the Other Agreements as defined in the Friedman's Agreement, the "Junior Debt Instruments"), and will or may from time to time hereafter be otherwise indebted to Friedman's in various sums;

     WHEREAS, Friedman's is desirous of having Agent and the other Lenders party to that certain Loan and Security Agreement dated of even date herewith (the "Loan Agreement") among Borrower, Agent and the other Lenders extend and/or continue the extension of credit to Borrower from time to time in accordance with the terms of the Loan Agreement, and Lenders have required as a condition to the extension and/or continued extension of such credit that the "Junior Debt" (as defined below) be subordinated to the "Senior Debt" (as defined below) in the manner hereinafter set forth; and

     WHEREAS, the parties hereto acknowledge that the extension and/or continued extension of credit, as aforesaid, by Lenders and Friedman's is necessary or desirable to the conduct and operation of the business of Borrower;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     I.       Friedman's hereby agrees:

     A. to subordinate the indebtedness evidenced by the Junior Debt Instruments now or at any time or times hereafter owing by Borrower, or any successor or assign of Borrower, including without limitation, a receiver, trustee or debtor-in-possession (the term "Borrower" as used hereinafter shall include any such successor or assign) to Friedman's, whether such indebtedness is absolute or contingent, direct or indirect and howsoever evidenced, including without limitation all interest thereon (collectively, the "Junior Debt") to any and all indebtedness evidenced by the Loan Agreement and the Other Agreements (as defined in the Loan Agreement) now or at any time or times hereafter owing by Borrower to Lenders (whether absolute or contingent, direct or indirect and howsoever evidenced, including without limitation all interest thereon) and all other demands, claims, liabilities or causes of action for which Borrower may now or at any time or times hereafter in any way be liable to Lenders, whether under any agreement, instrument or document executed and delivered or made by Borrower to Agent, any Lender or otherwise (collectively, the "Senior Debt");

     b. except as otherwise permitted in Section 6 below, not to ask for or receive from Borrower or any other person or entity any security for the Junior Debt not specifically granted by the Junior Debt Instruments; agrees that all security interests, liens, encumbrances and claims, whether now existing or hereafter arising, which in any way secure the payment of the Junior Debt ("Friedman's Collateral") are subordinate to and junior in right to all security interests, liens, encumbrances and claims, whether now existing or hereafter arising, which in any way secure the payment of the Senior Debt (the "Lenders' Collateral"); agrees that it will not take any action to enforce any of its liens on Friedman's Collateral; and agrees that it shall have no right to possession of any assets of Borrower or any other assets included in Friedman's Collateral or the Lenders' Collateral, whether by judicial action or otherwise, unless and until all the Senior Debt has been indefeasibly paid in full in cash, the Loan Agreement has terminated and all obligations arising in connection therewith have been discharged and agrees that it will not file any fixture filings under the Uniform Commercial Code against any assets of Borrower unless Agent has also made each such filing;

     c. except for payments permitted under Section 2 below, to instruct Borrower not to pay, and agrees not to accept payment of, or (except, subject to paragraph 1(D), to the extent necessary to preserve its claims against Borrower in any liquidation, bankruptcy or other similar proceeding) assert, demand, sue for or seek to enforce against Borrower or any other person or entity, by setoff or otherwise, all or any portion of the Junior Debt unless and until the Senior Debt has been indefeasibly paid in full in cash, the Loan Agreement has terminated and all obligations arising in connection therewith have been discharged and, in particular but not by way of limitation, agrees that, until all of the Senior Debt has been indefeasibly paid in full in cash, the Loan Agreement has terminated and all obligations arising in connection therewith have been discharged, it will not exercise any of its rights under the second sentence of paragraph 5 (marking and delivery of Chattel Paper), paragraph 7(a) and paragraph 6 of Exhibit A (collection of accounts), paragraph 7(d) (delivery of Collateral in the form of Instruments or Documents), or the second to last sentence of paragraph 8(a) (account verification) of the Friedman's Loan Agreement or under paragraph 5(a) of each of the Security Agreements between Friedman's and Crescent Jewelers, Inc. and Diamond Insurance Company and that it will defer to Agent the right to determine whether any matters that are required to be satisfactory or acceptable to Friedman's under the Friedman's Loan Agreement and to Agent under the Loan Agreement are satisfactory or acceptable;

     d. to subrogate Agent, for its benefit and the benefit of the other Lenders, to the Junior Debt and Friedman's Collateral; irrevocably authorizes Agent, for its benefit and the benefit of the other Lenders, (i) to collect, receive, enforce and accept any and all sums or distributions of any kind that may become due, payable or distributable on or in respect of the Junior Debt or Friedman's Collateral, whether paid directly by Borrower or paid or distributed in any liquidation, bankruptcy, arrangement, receivership, assignment, reorganization or dissolution proceedings or otherwise; (ii) in Agent's sole discretion, to make and present claims therefor (including filing of proofs of claim if Friedman's shall have failed to do so within 5 days following Agent's request that they do so) in any such proceedings; (iii) to vote all of Friedman's claims in any such proceedings, provided, however, that Agent may not vote any such claim in a manner that would impair or effect, directly or indirectly, any of Friedman's rights under the subordination provisions of the Note Purchase Agreement dated April 13, 1990, relating to Borrower's 9% Convertible Subordinated Notes Due April 15, 2000, the Indenture dated as of January 15, 1989, relating to the Borrower's 13-1/2% Senior Subordinated Notes due 1999 and the Indenture dated as of January 15, 1989, relating to the Borrower's 14-1/2% Senior Subordinated Notes due 1999, each as amended through the date hereof (collectively, the "Subordinated Debt Documents") to receive any payments or distributions to which the holders of the securities issued under the Subordinated Debt Documents would be entitled but for the subordination provisions of the Subordinated Debt Documents; and (iv) to take such other actions not inconsistent with this subsection 1(D) as Agent deems necessary or advisable in connection with any such proceedings, in each case, either in Agent's name in the name of any Lender or Lenders or in the name of Friedman's;

     e. to receive and hold in trust for and promptly turn over to Agent, in the form received (except for the endorsement or assignment by Friedman's where necessary), any sums at any time paid to, or received by, Friedman's in respect of the Junior Debt that Friedman's is not permitted to be paid or receive by the terms of this Agreement at any time while this Agreement is in force and effect and to reimburse Agent for all costs, including reasonable attorney's fees, incurred by Agent in the course of collecting said sums should Friedman's fail to voluntarily turn the same over to Agent as herein required. If Friedman's fails to promptly endorse or assign to Agent any items of payment received by Friedman's on account of the Junior Debt, Friedman's hereby automatically and irrevocably makes, constitutes and appoints Agent (and all persons designated by Agent for that purpose) as Friedman's true and lawful attorney and agent-in-fact, solely to make such endorsement or assignment in Friedman's name; and

     f. not to modify or amend any agreement, instrument or document evidencing or securing the Junior Debt, including without limitation the Junior Debt Instruments, without the prior written consent of Agent, where such amendment, supplement, alteration, modification, waiver or consent provides for the following or which has any of the following effects: (i) increases or decreases the overall principal amount of the Junior Debt or increases the amount of any single scheduled installment of principal or interest; (ii) shortens or accelerates the date upon which any installment of principal or interest of any Junior Debt becomes due; (iii) shortens the final maturity date of the Junior Debt or otherwise accelerates the amortization schedule with respect to such indebtedness; (iv) increases the rate of interest accruing on the Junior Debt; (v) provides for the payment of additional fees or an increase in the existing fees or (vi) modifies any covenant in a manner, or imposes a new covenant, which is more onerous or more restrictive to an Obligor or which places additional restrictions on an Obligor or which requires an Obligor to comply with more restrictive financial ratios or which requires an Obligor to better its financial performance from that set forth in the existing financial covenants. Notwithstanding the foregoing, if Agent and Borrower amend the Loan Agreement, Friedman's and Borrower shall be permitted to make identical changes to the corresponding provisions of the Friedman's Loan Agreement, if any, together with any necessary conforming changes.

     II. (A) Borrower may pay, and Friedman's may receive, regularly scheduled payments of interest on an unaccelerated basis owing under the Junior Debt Instruments (as in effect on the date hereof or modified as permitted under subsection 1(F) above) so long as no payment default has occurred and is continuing in respect of the Senior Debt or would be caused by the making of any such payment and so long as Friedman's has not failed to purchase Notes (as defined in the Standby Purchase Agreement attached hereto as Exhibit A) at a time when it was obligated to purchase them under such Standby Purchase Agreement. Borrower may resume interest payments on the Junior Debt Instruments when such payment default is cured or waived or has ceased to exist if this
Section 2 otherwise permits the payment at that time.

     b. In addition, during the continuance of any event of default (other than in the payment of principal or interest) with respect to any Senior Debt pursuant to which the maturity thereof may be accelerated, upon receipt by Friedman's of a written notice from Agent (a "Blockage Notice"), no such regularly scheduled payments of interest may be made by Borrower upon or in respect of the Junior Debt Instruments for a payment blockage period ("Payment Blockage Period") commencing on the date of receipt of such notice and ending 179 days thereafter (unless such event of default shall have been cured or waived or such Payment Blockage Period shall have been terminated by written notice to Friedman's from Agent). Notwithstanding anything to the contrary herein, in no event shall a Payment Blockage Period extend beyond 179 days from the date any such regularly scheduled interest payment was due. Notwithstanding anything to the contrary herein, not more than a total of 179 days of Payment Blockage Period may occur with respect to the Junior Debt Instruments during any period of 360 consecutive days, it being understood that the provisions of this
Section 2(B) shall prevent not more than 6 regularly scheduled interest payments to be made under the Friedman's Agreement as in effect on the date hereof, out of any 7 consecutive such interest payments. For all purposes of this Section 2(B), no event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Senior Debt shall be, or be made, the basis for the commencement of a second Payment Blockage Period by Agent whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days. The foregoing sentence shall not, however, prevent an additional Payment Blockage Period based upon a new event of default under the same provision of the Loan Agreement. Notwithstanding the foregoing, no further notice may be given with respect to an event of default of the type referred to in this Section 2(B) on any Senior Debt or in respect of any acceleration unless and until all regularly scheduled payments of interest not paid on the Junior Debt Instruments during any such Payment Blockage Period as a result of any notice pursuant to this Section 2(B) shall have been paid in full in cash or cash equivalents. Nothing in this Section 2 shall relieve the holders of such Senior Debt from any notice requirements set forth in the instrument evidencing such Senior Debt.

     c. Agent and Lenders agree that a Blockage Notice may only be given to Friedman's if contemporaneously with the giving of such Blockage Notice, Agent or the requisite number of Lenders are giving blockage notices under the subordination provisions of each of (i) the Note Purchase Agreement, dated as of April 13, 1990, as amended, relating to Borrower's 9% Convertible Subordinated Notes due April 15, 2000; (ii) the Indenture, dated as of January 15, 1989, as amended, relating to Borrower's 13-1/2% Subordinated Notes due 1999; and (iii) the Indenture, dated as of January 15, 1989, as amended, relating to Borrower's 14-1/2% Subordinated Notes due 1999 (collectively, the "Note Agreements").

     d. Friedman's agrees that it shall not exercise any of its blockage rights under any of the Note Agreements without the prior written consent of Agent, except that, if a payment default exists under the Friedman's Loan Agreement, Friedman's may enforce compliance by Borrower and by the holders of the debt instruments issued under the Note Agreements of the payment blockage provisions of the Note Agreements relating to payment blockages in the case of a payment default.

     III. Friedman's represents and warrants to Agent and the other Lenders, that Friedman's has not assigned or otherwise transferred the Junior Debt or Friedman's Collateral, or any interest therein to any person or entity, that Friedman's will make no such assignment or other transfer thereof without the prior written consent of Agent, and that all agreements, instruments and documents evidencing the Junior Debt and Friedman's Collateral will be endorsed with proper notice of this Agreement. Friedman's represents and warrants to Agent and Lenders that (i) the outstanding principal amount of Junior Debt evidenced by the Junior Debt Instruments as of the date of this Agreement is $20,000,000 and shall be no less than $20,000,000 at all times until the Senior Debt has been paid in full, the Loan Agreement has terminated and obligations arising in connection therewith have been discharged and (ii) that Friedman's has executed the Standby Purchase Agreement attached hereto as Exhibit A.

     IV. Friedman's expressly waives all notice of the acceptance by Agent or any Lender of the subordination and other provisions of this Agreement and all notices not specifically required pursuant to the terms of this Agreement, and Friedman's expressly waives reliance by Agent and the other Lenders upon the subordination and other provisions of this Agreement as herein provided. Friedman's consents and agrees that all Senior Debt shall be deemed to have been made, incurred and/or continued in reliance upon this Agreement. Friedman's agrees that neither Agent nor any Lender has made any warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the documents, instruments and agreements evidencing the Senior Debt, that Agent and each Lender shall be entitled to manage and supervise its financial arrangements with Borrower in accordance with its usual practices, without impairing or affecting this Agreement, and that neither Agent nor any Lender shall have any liability to Friedman's, and Friedman's hereby waives any claim which it may now or hereafter have against Agent or any Lender arising out of (i) any and all actions which Agent or any Lender takes or omits to take (including without limitation actions with respect to the creation, perfection or continuation of liens or security interests in any existing or future Lenders' Collateral, actions with respect to the occurrence of an event of default under any documents, instruments or agreements evidencing the Senior Debt, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of Lenders' Collateral and actions with respect to the collection of any claim for all or any part of the Senior Debt from any account debtor, guarantor or other person or entity) with respect to the documents, instruments and agreements evidencing the Senior Debt or to the collection of the Senior Debt or the valuation, use, protection or release of Lenders' Collateral (ii) Agent's or any Lender's election in any proceeding instituted under Chapter 11 of Title 11 of United States Code (11 U.S.C. Section 101 et. seq.) (the "Bankruptcy Code"), of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or (iii) any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by Borrower, as debtor in possession. Without limiting the generality of the foregoing, Friedman's waives the right to assert the doctrine of marshalling with respect to any of the Lenders' Collateral, and consents and agrees that Agent or any Lender may proceed against any or all of the Lenders' Collateral in such order as Agent or any Lender shall determine in its sole discretion.

     V. Friedman's agrees that Agent or any Lender, at any time and from time to time hereafter, may enter into such agreements with Borrower as Agent or any Lender may deem proper extending the time of payment of or renewing or otherwise altering the terms of all or any of the Senior Debt or affecting any of Lenders' Collateral, and may sell or surrender or otherwise deal with any of Lenders' Collateral, and may release any balance of funds of Borrower with Agent or any Lender, without notice to Friedman's and without in any way impairing or affecting this Agreement.

     VI. Friedman's may ask for or receive from Borrower or any other person or entity additional security for the Junior Debt so long as such security is also being granted to Agent for the benefit of Lenders as security for any of the Senior Debt and such security is taken by Friedman's subject to the terms and conditions of this Agreement. Agent and Lenders agree not to ask for or receive from Borrower or any other person or entity additional security for the Senior Debt unless such security is also being granted to Friedman's as security for the Junior Debt subject to the terms and conditions of this Agreement.

     VII. This Agreement shall be irrevocable and shall constitute a continuing agreement of subordination and shall be binding on Friedman's and its heirs, personal representatives, successors and assigns, and shall inure to the benefit of Agent, each Lender and their respective successors and assigns until the Senior Debt has been paid in full, the Loan Agreement has terminated and all obligations arising in connection therewith have been discharged. Friedman's agrees that it will not assign all or any part of its interests in the Junior Debt Instruments. Agent and each Lender may continue, without notice to Friedman's, to lend monies, extend credit and make other accommodations to or for the account of Borrower on the faith hereof. Friedman's hereby agrees that all payments received by Agent or any Lender may be applied, reversed, and reapplied, in whole or in part, to any of the Senior Debt, without impairing or affecting this Agreement.

     VIII. Friedman's hereby assumes responsibility for keeping itself informed of the financial condition of Borrower, any and all endorsers and any and all guarantors of the Senior Debt and the Junior Debt and of all other circumstances bearing upon the risk of nonpayment of the Senior Debt and the Junior Debt that diligent inquiry would reveal, and Friedman's hereby agrees that neither Agent nor any Lender shall have any duty to advise Friedman's of information known to Agent or any Lender regarding such condition or any such circumstances or to undertake any investigation not a part of its regular business routine. If Agent or any Lender, in its sole discretion, undertakes, at any time or from time to time, to provide any information of the type described herein to Friedman's, neither Agent nor any Lender shall be under any obligation to subsequently update any such information or to provide any such information to Friedman's on any subsequent occasion.

     IX. Friedman's hereby appoints Agent as Friedman's bailee with respect to any Friedman's Collateral in Agent's possession or control, including without limitation, any Friedman's Collateral in the form of stock certificates, instruments or chattel paper or amounts on deposit in any lock box account or other deposit account. Agent hereby irrevocably accepts such appointment which shall terminate upon the termination of this Agreement in accordance with its terms. Except for a duty of reasonable care as described in the next sentence, Agent shall have no duty as to any Friedman's Collateral. Agent shall be deemed to have exercised reasonable care in the custody of the Friedman's Collateral in its possession if Agent accords such Friedman's Collateral treatment substantially equal to that which Agent accords its own property, it being understood that Agent shall be under no obligation either to (i) obtain possession of any chattel paper, stock certificates, instruments, cash or other Friedman's Collateral or (ii) take any necessary steps to preserve rights against prior parties or any other rights pertaining to any Friedman's Collateral. Friedman's hereby agrees that it will indemnify and hold harmless the Agent from any reasonable costs and expenses incurred in connection with Agent's actions as bailee hereunder, except to the extent that any liability is determined by a court of competent jurisdiction to have resulted from Agent's gross negligence or willful misconduct.

     X. Agent and Lenders agree that Friedman's rights under the Conversion Agreement dated as of the date hereof by and between Borrower, Crescent Jeweler's, Inc. and Friedman's are not subject to this Agreement.

     XI. Agent and Friedman's each agrees to give to the other prompt written notice of the occurrence of an event of default under or in respect of the Senior Debt or Junior Debt, as applicable, provided that either party's failure to give any such notice shall not in any way limit the effectiveness of this Agreement.

     XII. Upon the payment in full of all amounts payable under or in respect of the Senior Debt, Friedman's shall be subrogated to the rights of Agent and Lenders to receive payments or other distributions of assets made on account of the Senior Debt to the extent that payments or distributions otherwise payable to Friedman's have been applied to the payment of the Senior Debt, until the Junior Debt shall be paid in full.

     XIII. The provisions of this Agreement are solely for the purpose of defining the relative rights of Friedman's, Agent and Lenders and shall not impair, as between Friedman's and Borrower, the obligation of Borrower, which is unconditional and absolute, to pay the Junior Debt in accordance with the terms of the Junior Debt Instruments except as the payment thereof may be postponed or otherwise directed in accordance with the express terms of this Agreement.

     XIV. This Agreement shall terminate and be of no further force or effect when all Senior Debt has been paid in full, the Loan Agreement terminated and all obligations arising in connection therewith have been discharged.

     XV. The provisions of this Agreement are not intended, nor shall they be construed, to confer upon or give Borrower or any other person or entity other than Agent, Lenders and Friedman's any rights, remedies or claims hereunder or by reason hereof.

     XVI. This Agreement may be executed in any number of counterparts, each of which shall constitute an original but which together shall constitute one instrument.

     XVII. All notices or other communications to be given or delivered under or by reason of this Agreement shall be in writing and delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, sent via nationally recognized overnight courier, or sent via facsimile, addressed as follows:

     If to Agent or any Lender:  LaSalle National Bank
                                 135 South LaSalle Street
                                 Suite 425
                                 Chicago, Illinois  60606
                                 Attention:  Steven I. Fenton, Esq.
                                 Facsimile No.:  (312) 904-6109

     If to Friedman's:           Friedman's Inc.
                                 4 West State Street
                                 Savannah, Georgia  31401
                                 Attention:  John G. Call
                                 Facsimile No.:  (912) 238-4873

or to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any such communication shall be deemed to have been given only upon receipt.

     I. No waiver shall be deemed to be made by Agent or any Lender of any of its rights hereunder unless the same shall be in writing signed on behalf of Agent and each such Lender and each such waiver, if any, shall be a waiver only with respect to the specific matter or matters to which the waiver relates and shall in no way impair the rights of Agent or any Lender or the obligations of Friedman's to Agent or any Lender in any other respect at any other time.

     II. THIS AGREEMENT SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

     III. To induce Lenders to accept this Agreement, Friedman's irrevocably agrees that, subject to Agent's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. FRIEDMAN'S HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. Friedman's agrees that service of process in the manner specified in paragraph 17 hereof (other than via facsimile) for the giving of notice to Friedman's shall constitute personal service of such process upon Friedman's. FRIEDMAN'S HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST FRIEDMAN'S BY AGENT OR ANY LENDER IN ACCORDANCE WITH THIS PARAGRAPH.

     IV. FRIEDMAN'S HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT.

     V. Friedman's agrees and acknowledges that nothing in this Agreement shall be deemed to create a relationship of an agency or fiduciary nature, or except as specifically herein provided, to create any duty or duties, between Agent and/or Lender on the one hand and Friedman's on the other hand.

     IN WITNESS WHEREOF, this Agreement has been executed as of this ____ day of October, 1996.

                              FRIEDMAN'S INC.


                              By  /s/ John G. Call
                                 ------------------------------------
                              Title Chief Financial Officer
                                   ----------------------------------

                              LASALLE NATIONAL BANK, as Agent


                              By  /s/ Douglas Colletti
                                 ------------------------------------
                              Title Vice President
                                   ----------------------------------

                              WELLS FARGO BANK, N.A.


                              By /s/ Peter S. Dobel
                                -------------------------------------
                              Title Vice President
                                   ----------------------------------

                              NATIONSBANK OF TEXAS, N.A.


                              By /s/ Joseph Lehrer
                                -------------------------------------
                              Title Vice President
                                   ----------------------------------

                               BORROWER'S CONSENT

     Borrower hereby consents to the foregoing Agreement (and the terms thereof) and agrees to abide thereby and to keep, observe and perform the several matters and things therein intended to be kept, observed and performed by it, and specifically agrees not to make any payments contrary to the terms of said Agreement.

     A breach of any of the terms and conditions of this consent shall constitute an "Event of Default" under the Loan Agreement (as defined in the foregoing Agreement).

                                       CRESCENT JEWELERS


                                       By /s/ Joseph M. Donaghy
                                         ---------------------------------
                                       Title Vice President and
                                            ------------------------------
                                             Chief Financial Officer
                                            -----------------------------